Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jeff Henriksen	John Chang
+ 1 (202) 295-4388	+ 1 (202) 295-4212
jhenriksen@cogentco.com	investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS FIRST QUARTER 2008 RESULTS

[WASHINGTON, D.C. May 9, 2008] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced net service revenue of $52.1 million for the three months ended March 31, 2008, an increase of 19.5% over $43.6 million for the three months ended March 31, 2007.  On-net revenue was $42.8 million for the three months ended March 31, 2008, an increase of 29.1% over $33.2 million for the three months ended March 31, 2007.  On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. Off-net revenue was $8.0 million for the three months ended March 31, 2008, a decrease of 5.5% from $8.5 million for the three months ended March 31, 2007.  Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Non-core revenue was $1.3 million for the three months ended March 31, 2008, a decrease of 35.0% from $2.0 million for the three months ended March 31, 2007.  Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense, increased 33.4% from $22.6 million for the three months ended March 31, 2007 to $30.2 million for the three months ended March 31, 2008. Gross profit margin, excluding equity-based compensation expense, increased from 51.8% for the three months ended March 31, 2007 to 57.9% for the three months ended March 31, 2008.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, was $14.6 million for the three months ended March 31, 2008, an increase of 45.4%, over $10.1 million for the three months ended March 31, 2007.  EBITDA, as adjusted, margin increased from 23.1% for the three months ended March 31, 2007 to 28.1% for the three months ended March 31, 2008.

Basic and diluted net loss applicable to common stock was $(0.21) per share for the three months ended March 31, 2008 compared to $(0.19) per share for the three months ended March 31, 2007.  Included in the net loss of $9.5 million for the three months ended March 31, 2008, was a non-cash asset impairment charge of $1.6 million.  Weighted average common shares outstanding – basic and diluted - were 46.3 million for the three months ended March 31, 2008 as compared to 48.7 million for the three months ended March 31, 2007.

Total customer connections were 15,596 as of March 31, 2008 compared to 12,939 as of March 31, 2007, an increase of 20.5%.  On-net customer connections were 11,849 as of March 31, 2008 compared to 8,565 as of March 31, 2007, an increase of 38.3%. Off-net customer connections were 3,003 as of March 31, 2008 compared to 3,433 as of March 31, 2007, a decrease of 12.5%.  Non-core customer connections were 744 as of March 31, 2008 compared to 941 as of March 31, 2007, a decrease of 20.9%.

The number of on-net buildings increased by 118 from 1,129 as of March 31, 2007 to 1,247 as of March 31, 2008.

Outlook – Second Quarter 2008 Estimates

•      Cogent estimates net service revenue for the second quarter of 2008 to be over $54.5 million.

•      Cogent estimates that its on-net revenues for the second quarter of 2008 will increase by over 5% from the first quarter of 2008.

•      Cogent estimates EBITDA, as adjusted, for the second quarter of 2008 to be over $17.0 million.

•      Cogent estimates its net loss per basic and diluted common share for the second quarter of 2008 to be between $(0.08) and $(0.12).  Cogent’s guidance includes an estimated $4.5 million of non-cash equity-based compensation expense and assumes approximately 46.0 million weighted average common shares outstanding.

Outlook - Fiscal Year 2008 Estimates

Cogent is updating and reaffirming the following previously released fiscal year 2008 estimates:

•      Cogent estimates net service revenue for fiscal 2008 to be between $225.0 million and $235.0 million.

•      Cogent estimates that its on-net revenues will increase by approximately 30% from fiscal year 2007 to fiscal year 2008.

•      Cogent estimates EBITDA, as adjusted, for fiscal 2008 to be between $75.0 million and $80.0 million.

•      Cogent estimates its net loss per basic and diluted common share for fiscal 2008 to be between $(0.20) and $(0.30).  Cogent previously estimated its net loss per basic and diluted common share for fiscal 2008 to be between $(0.10) and $(0.20). Cogent’s 2008 net loss per basic and diluted common share guidance includes $18.0 million to $19.0 million of non-cash equity-based compensation expense and assumes 46.0 million weighted average common shares outstanding.

Conference Call and Web site Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on May 9, 2008 to discuss Cogent’s operating results for the first quarter of 2008 and Cogent’s expectations for the second quarter of 2008 and fiscal year 2008.  Investors and other interested parties may access a live audio webcast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at http://www.cogentco.com/htdocs/events.php.   A replay of the web cast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services.  Cogent’s facilities-based, all-optical IP network backbone spans over 20 countries and provides IP services in over 100 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	Q1 2008
Metric ($in 000’s, except share and per share data) – unaudited
On-Net revenue	$33,153	$35,295	$37,646	$40,511	$42,811
% Change from previous Qtr.	10.6%	6.5%	6.7%	7.6%	5.7%
Off-Net revenue	$8,460	$7,938	$7,757	$7,968	$7,994
% Change from previous Qtr.	0.5%	-6.2%	-2.3%	2.7%	0.3%
Non-Core revenue (1)	$2,008	$1,875	$1,566	$1,486	$1,305
% Change from previous Qtr.	-5.1%	-6.6%	-16.5%	-5.1%	-12.2%
Net service revenue – total	$43,621	$45,108	$46,969	$49,965	$52,110
% Change from previous Qtr.	7.7%	3.4%	4.1%	6.4%	4.3%
Network operations expenses (2)	$21,015	$21,428	$22,710	$22,395	$21,958
% Change from previous Qtr.	3.3%	2.0%	6.0%	-1.4%	-2.0%
Gross profit (2)	$22,606	$23,680	$24,259	$27,570	$30,152
% Change from previous Qtr.	12.0%	4.8%	2.4%	13.6%	9.4%
Gross profit margin (2)	51.8%	52.5%	51.6%	55.2%	57.9%
Selling, general and administrative expenses (3)	$12,562	$12,625	$12,512	$14,312	$15,550
% Change from previous Qtr.	0.8%	0.5%	- 0.9%	14.4%	8.7%
Depreciation and amortization expenses	$15,907	$16,332	$16,627	$16,773	$16,296
% Change from previous Qtr.	8.0%	2.7%	1.8%	0.9%	-2.8%
Asset impairment	$—	$—	$—	$—	$1,592
% Change from previous Qtr.	—%	—%	—%	—%	100.0%
Equity-based compensation expense	$1,619	$2,466	$3,061	$3,238	$5,425
% Change from previous Qtr.	58.9%	52.3%	24.1%	5.8%	67.5%
Net loss	$(9,404)	$(9,192)	$(5,423)	$(7,006)	$(9,540)
% Change from previous Qtr.	5.7%	2.3%	41.0%	-29.2%	-36.2%
Basic and diluted net loss per common share	$(0.19)	$(0.19)	$(0.12)	$(0.15)	$(0.21)

% Change from previous Qtr.	9.5%	0.0%	36.8%	-25.0%	-40.0%
Weighted average common shares – basic and diluted	48,655,385	48,378,853	47,073,070	46,885,843	46,265,575
% Change from previous Qtr.	0.3%	-0.6%	-2.7%	-0.4%	-1.3%
EBITDA, as adjusted (4)	$10,057	$11,055	$11,747	$13,340	$14,618
% Change from previous Qtr.	26.3%	9.9%	6.3%	13.6%	9.6%
EBITDA, as adjusted margin (4)	23.1%	24.5%	25.0%	26.7%	28.1%
Cash provided by operating activities	$13,627	$10,286	$11,256	$13,461	$11,492
% Change from previous Qtr.	2,862.4%	-24.5%	9.4%	19.6%	-14.6%
Capital expenditures	$7,580	$9,548	$8,977	$4,284	$9,778
% Change from previous Qtr.	111.4%	26.0%	-6.0%	-52.3%	128.2%
Customer Connections – end of period
On-Net	8,565	9,773	10,501	11,192	11,849
% Change from previous Qtr.	10.1%	14.1%	7.4%	6.6%	5.9%
Off-Net	3,433	3,128	3,021	2,986	3,003
% Change from previous Qtr.	-2.7%	-8.9%	-3.4%	-1.2%	0.6%
Non Core	941	885	861	804	744
% Change from previous Qtr.	-6.7%	-6.0%	-2.7%	-6.6%	-7.5%
Total	12,939	13,786	14,383	14,982	15,596
% Change from previous Qtr.	5.1%	6.5%	4.3%	4.2%	4.1%
Other – end of period
Buildings On-Net	1,129	1,159	1,189	1,217	1,247
Employees	372	394	421	451	460

(1)   Consists of legacy services of companies whose assets or businesses were acquired by Cogent, including voice services (only provided in Toronto, Canada), point-to-point private line services and managed modem services.

(2)   Excludes equity-based compensation expense of $49, $74, $61, $65 and $85 in the three months ended March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008, respectively.

(3)   Excludes equity-based compensation expense of $1,570, $2,392, $3,000, $3,173 and $5,340 in the three months ended March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008, respectively.

(4)   See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from the disposition of assets of $13, $82 and $16 in the three months ended March 31, 2007, December 31, 2007 and March 31, 2008, respectively. EBITDA, as adjusted, excludes gains on lease restructurings of $154 and $2,110 for the three months ended March 31, 2007 and September 30, 2007, respectively.

Schedule of Non-GAAP Measures - EBITDA and EBITDA, as adjusted

EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA less gains on lease restructurings. The Company has excluded these gains because they relate to its capital structure. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures, expand its business and make bonus determinations for its employees. EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

($ In 000’s) – unaudited	Q1 2007	Q2 2007	Q3 2007	Q4 2007	Q1 2008	Q2 2008 Estimated	2008 Midpoint Estimated
Cash flows provided by operating activities	$13,627	$10,286	$11,256	$13,461	$11,492	$15,000	$70,000
Changes in operating assets and liabilities	(4,947)	(144)	590	(351)	2,439	500	4,500
Cash interest expense (income)	1,364	913	(99)	148	671	1,500	3,000
Gains (losses) on lease restructurings and asset sales	167	—	2,110	82	16	—	—
EBITDA, including gains	$10,211	$11,055	$13,857	$13,340	$14,618	$17,000	$77,500
Gains on lease restructurings	(154)	—	(2,110)	—	—	—	—
EBITDA, as adjusted	$10,057	$11,055	$11,747	$13,340	$14,618	$17,000	$77,500

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND MARCH 31, 2008
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31, 2007	March 31, 2008
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$177,021	$154,605
Short term investments - restricted	812	812
Accounts receivable, net of allowance for doubtful accounts of $1,159 and $1,479, respectively	21,760	21,348
Prepaid expenses and other current assets	6,636	7,496
Total current assets	206,229	184,261
Property and equipment, net	245,420	256,285
Intangible assets, net	165	182
Deposits and other assets - $306 restricted	3,511	3,651
Total assets	$455,325	$444,379

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,868	$10,197
Accrued liabilities	12,891	12,506
Current maturities, capital lease obligations	7,717	7,716
Total current liabilities	33,476	30,419
Capital lease obligations, net of current maturities	84,857	97,053
Convertible senior notes, net of discount of $4,133 and $3,976, respectively	195,867	196,024
Other long term liabilities	2,295	2,449
Total liabilities	316,495	325,945
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,929,874 and 47,641,199 shares issued and outstanding, respectively	48	48
Additional paid-in capital	430,402	418,116
Stock purchase warrants	764	764
Accumulated other comprehensive income—foreign currency translation adjustment	3,600	5,030
Accumulated deficit	(295,984)	(305,524)
Total stockholders’ equity	138,830	118,434
Total liabilities and stockholders’ equity	$455,325	$444,379

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND MARCH 31, 2008
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2008
	(Unaudited)	(Unaudited)
Net service revenue	$43,621	$52,110
Operating expenses:
Network operations (including $49 and $85 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	21,064	22,043
Selling, general, and administrative (including $1,570 and $5,340 of equity-based compensation expense, respectively)	14,132	20,890
Asset impairment	—	1,592
Depreciation and amortization	15,907	16,296
Total operating expenses	51,103	60,821
Operating loss	(7,482)	(8,711)
Interest income and other, net	791	1,480
Interest expense	(2,713)	(2,309)
Net loss	$(9,404)	$(9,540)

Net loss per common share:
Basic and diluted net loss per common share	$(0.19)	$(0.21)

Weighted-average common shares—basic and diluted	48,655,385	46,265,575

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND MARCH 31, 2008
(IN THOUSANDS)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2008
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash provided by operating activities	$13,627	$11,492
Cash flows from investing activities:
Purchases of property and equipment	(7,580)	(9,778)
Maturities of short term investments	80	—
Proceeds from dispositions of assets	14	22
Net cash used in investing activities	(7,486)	(9,756)
Cash flows from financing activities:
Purchases of common stock	—	(18,054)
Proceeds from exercises of stock options	191	53
Repayments of capital lease obligations	(791)	(6,396)
Net cash used in financing activities	(600)	(24,397)
Effect of exchange rate changes on cash	90	245
Net increase (decrease) in cash and cash equivalents	5,631	(22,416)
Cash and cash equivalents, beginning of period	42,642	177,021
Cash and cash equivalents, end of period	$48,273	$154,605

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.    The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences.  Some of the factors and risks associated with our business are discussed in Cogent’s filings with the Securities and Exchange Commission.

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